EX-g.2

                                   9295-00-00




               AUTOMATIC AND FACULTATIVE YRT REINSURANCE AGREEMENT
                  (HEREINAFTER REFERRED TO AS THE "AGREEMENT")

                                     BETWEEN



                     JACKSON NATIONAL LIFE INSURANCE COMPANY
                             LANSING, MICHIGAN, USA
                (HEREINAFTER REFERRED TO AS THE "CEDING COMPANY")


                                       and



                             RGA REINSURANCE COMPANY
                            ST. LOUIS, MISSOURI, USA
                  (HEREINAFTER REFERRED TO AS THE "REINSURER")




                    THIS AGREEMENT IS EFFECTIVE MARCH 8, 2004
                (HEREINAFTER REFERRED TO AS THE "EFFECTIVE DATE")




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                                TABLE OF CONTENTS

           ARTICLE             TITLE                                                                          PAGE
           -------             -----                                                                          ----
              I                PARTIES TO THE AGREEMENT                                                        3
             II                COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE                        3
             III               SCOPE                                                                           4
             IV                COVERAGE                                                                        5
              V                LIABILITY                                                                       6
             VI                RETENTION AND RECAPTURE                                                         6
             VII               REINSURANCE PREMIUMS AND ALLOWANCES                                             6
            VIII               RESERVES                                                                        7
             IX                TERMINATIONS AND REDUCTIONS                                                     7
              X                POLICY ALTERATIONS                                                              7
             XI                POLICY ADMINISTRATION AND PREMIUM ACCOUNTING                                    8
             XII               CLAIMS                                                                          9
            XIII               ARBITRATION                                                                     10
             XIV               INSOLVENCY                                                                      11
             XV                OFFSET                                                                          12
             XVI               RIGHT TO INSPECT                                                                12
            XVII               UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS                            12
            XVIII              CHOICE OF LAW AND FORUM                                                         12
             XIX               CONFIDENTIALITY AND SECURITY OF INFORMATION                                     13
             XX                SEVERABILITY                                                                    13
             XXI               REINSURANCE CREDIT                                                              13
            XXII               ALTERATIONS TO THE AGREEMENT                                                    14
            XXIII              EXECUTION OF THE AGREEMENT                                                      15

          SCHEDULES
              I                REINSURANCE SPECIFICATIONS                                                      16
             II                RETENTION                                                                       19
             III               BUSINESS COVERED                                                                20
             IV                REINSURANCE PREMIUMS                                                            21
              V                LIMITS                                                                          27
             VI                SAMPLE STATEMENT SPECIFICATIONS                                                 28
             VII               SAMPLE POLICY EXHIBIT                                                           29
            VIII               DEFINITIONS                                                                     30
             IX                TERMINAL ILLNESS BENEFIT RIDER                                                  32

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                      ARTICLE I - PARTIES TO THE AGREEMENT

Reinsurance required by the Ceding Company will be assumed by the Reinsurer as described in the terms of this Agreement.

This is an Agreement solely between the Reinsurer and the Ceding Company. In no instance will anyone other than the Reinsurer or the Ceding Company have any rights under this Agreement, and the Ceding Company is and will remain solely liable to any insured, policyowner, or beneficiary under the Original Policies reinsured hereunder.

The current general and special policy conditions, the premium schedules, and underwriting guidelines of the Ceding Company, applying to the business covered by this Agreement as set out in the Schedules, will form an integral part of this Agreement. Additions or alterations to any of these conditions or schedules will be reported to the Reinsurer without delay. In the case of significant changes, both parties to the Agreement must agree to the new reinsurance conditions.


      ARTICLE II - COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE

1.       AGREEMENT COMMENCEMENT

         Notwithstanding the date on which this Agreement is signed, this Agreement will take effect as from the date shown in the attached
         Schedule I, and applies to new business taking effect on and after this date.

2.       AGREEMENT TERMINATION

         This Agreement will be in effect for an indefinite period and may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the other party's home office, or, if the mail is not used, the day it is delivered to the other party's home office or to an officer of the other party will be the first day of the ninety (90) day period.

         During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

3.       POLICY TERMINATION

         If the policy is terminated by death, lapse, surrender or otherwise, the reinsurance will terminate on the same date. If premiums have been paid on the reinsurance for a period beyond the termination date, refunds will follow the terms as shown in Schedule I.

         If the policy continues in force without payment of premium during any days of grace pending its surrender, whether such continuance be as a result of a policy provision or a practice of the Ceding Company, the reinsurance will also continue without payment of premium and will terminate on the same date as the Ceding Company's risk terminates.

         If the policy continues in force because of the operation of an automatic premium loan provision, or other such provision by which the Ceding Company receives compensation for its risk, then the reinsurance will also continue and the Ceding Company will pay the Reinsurer the reinsurance premium for the period to the date of termination.

4.       CONTINUATION OF REINSURANCE

         On termination of this Agreement in accordance with the provisions in paragraph two of this Article, the reinsurance ceded will remain in force subject to the terms and conditions of this Agreement until their natural expiry.

                               ARTICLE III - SCOPE

1.       RETENTION OF THE CEDING COMPANY

         The type and amount of the Ceding Company's retention on any one life is as shown in Schedule II. In determining the amounts at risk in each case, any additional death benefits on the same life (e.g. additional term insurance or family income benefits) will be taken into account, as will the amounts at risk under any other existing policies, at the time of commencement, of the policy ceded under this Agreement.

         The Ceding Company may alter its retention in respect of future new business at any time. The Ceding Company will promptly notify the Reinsurer of such alteration and its effective date.

2.       CURRENCY

         All reinsurance to which the provisions of this Agreement apply will be effected in the same currencies as that expressed in the Original Policies and as shown in Schedule I.

3.       THE REINSURER'S SHARE

         The Reinsurer's share is as shown in Schedule V.

4.       BASIS OF REINSURANCE

         Plans of insurance listed in Schedule III will be reinsured on the basis described in Schedule I, using the rates given in the Rate Schedule as shown in Schedule IV.

5.       REINSURANCE ALLOWANCES

         The Reinsurer will pay to the Ceding Company the reinsurance allowance, if any, as shown in Schedule IV. If any reinsurance premiums or installments of reinsurance premiums are returned to the Ceding Company, any corresponding reinsurance allowance previously credited to the Ceding Company, will be reimbursed to the Reinsurer.

6.       PREMIUM RATE GUARANTEE

         Premium rate guarantees, if any, are as shown in Schedule IV.

7.       POLICY FEES

         Policy fees, if any, are as shown in Schedule IV.

8.       TAXES

         Taxes, if any, are as shown in Schedule I.

9.       EXPERIENCE REFUND OR PROFIT COMMISSION

         If an Experience Refund or Profit Commission is payable under this Agreement, the conditions and formula are as shown in Schedule IV.

10.      EXPENSE OF THE ORIGINAL POLICY

         The Ceding Company will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the Original Policy.



                              ARTICLE IV - COVERAGE

AUTOMATIC PROVISIONS

         For each risk on which reinsurance is ceded, the Ceding Company's retention at the time of issue will take into account both currently issued and previously issued policies.

         The Ceding Company must cede and the Reinsurer must automatically accept reinsurance, if all of the following conditions are met for each life:

         1.       RETENTION

                  The Ceding Company has retained its limit of retention as shown in Schedule II; and

         2.       PLANS AND RIDERS

                  The basic plan or supplementary benefit, if any, is shown in
                  Schedule III; and

         3.       AUTOMATIC ACCEPTANCE LIMITS

                  The underwriting class, age, minimum reinsurance amount, binding amounts and jumbo limits fall within the automatic limits as shown in Schedule V; and

         4.       UNDERWRITING

                  The risk is underwritten according to the Ceding Company's Standard Guidelines; and

                  The Ceding Company has never made facultative application for reinsurance on the same life to the Reinsurer or any other Reinsurer; and

         5.       RESIDENCE

                  The risk is a resident of the countries, as shown in Schedule
I.

         If, for a given application, the Ceding Company cannot comply with the automatic reinsurance conditions described above, or if the Ceding Company submits the application to other Reinsurers for their facultative assessment, the Ceding Company can submit this application to the Reinsurer on a facultative basis.

FACULTATIVE PROVISIONS

         The Ceding Company will send copies of the original applications, all medical reports, inspection reports, attending physician's statement, and any additional information pertinent to the insurability of the risk to the Reinsurer.

         The Ceding Company will also notify the Reinsurer of any underwriting information requested or received after the initial request for reinsurance is made. For policies which contain automatic increase provisions, the Ceding Company will inform the Reinsurer of the initial and ultimate risk amounts for which reinsurance is being requested, or in the case of indexed amounts, the basis of the indexing.

         On a timely basis, the Reinsurer will submit a written decision to the Ceding Company. In no case will the Reinsurer's offer on facultative submissions be open after one hundred twenty (120) days have elapsed from the date of the Reinsurer's offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the Ceding Company must occur within one hundred twenty (120) days of the final reinsurance offer. Unless the Reinsurer explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day one hundred twenty (120).

         The Reinsurer will not be liable for proceeds paid under the Ceding Company's Conditional Receipt or temporary insurance agreement for risks submitted on a facultative basis.

                              ARTICLE V - LIABILITY

The liability of the Reinsurer for all claims within automatic cover and all claims arising after facultative acceptance as described in Article IV, will commence simultaneously with that of the Ceding Company and will cease at the same time as the liability of the Ceding Company ceases.


                      ARTICLE VI - RETENTION AND RECAPTURE

If the Ceding Company changes its limit of retention as shown in Schedule II, written notice of the change will promptly be given to the Reinsurer. At the option of the Ceding Company, a corresponding reduction may be made in the reinsurance in force under this Agreement, on all lives, on which the Ceding Company has maintained its maximum limit of retention, provided that all eligible business is reduced on the same basis. The Ceding Company may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance inforce in accordance with the following rules:

1. No recapture will be made unless reinsurance has been in force for the minimum period shown in Schedule I.

2. Recapture will become effective on the policy anniversary date following written notification of the Ceding Company's intent to recapture.

3. No recapture will be made unless the Ceding Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the Ceding Company established special retention limits less than the Ceding Company's maximum retention limits for the plan, age, and mortality rating at the time the policy was issued.

4. If any reinsurance is recaptured, all reinsurance eligible for recapture, under the provisions of this Article, must be recaptured.

5. If there is reinsurance with other reinsurers on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.


                ARTICLE VII - REINSURANCE PREMIUMS AND ALLOWANCES

1.       LIFE REINSURANCE

         Premiums for life and supplemental benefit reinsurance will be as shown in Schedule IV.

2.       SUBSTANDARD PREMIUMS

         Premiums will be increased by any Flat Extra Premium as shown in
         Schedule IV, charged the insured on the face amount initially reinsured. Premiums will be increased by any substandard premium as shown in Schedule IV, charged the insured on the net amount at risk reinsured.

3.       JOINT POLICY PREMIUMS

         In the case of joint policy premiums, if any, the premium rate payable to the Reinsurer will be as shown in Schedule IV.

4.       SUPPLEMENTAL BENEFITS

         The Reinsurer will receive a proportionate share of any premiums for additional benefits as shown in Schedule IV. This share will be based on the ratio between the amount at risk and the total initial benefits insured and will remain constant throughout the entire period of premium payment.

                             ARTICLE VIII - RESERVES

Reserve requirements of the Ceding Company, if any, are as shown in Schedule I.

                    ARTICLE IX - TERMINATIONS AND REDUCTIONS

Terminations or reductions will take place in accordance with the following rules in order of priority:

1. The Ceding Company must keep its initial or recaptured retention on the policy.

2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance inforce.

3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

4. A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

6. When a policy is reinstated, reinsurance will be reinstated as if the lapse or reduction had not occurred.

                         ARTICLE X - POLICY ALTERATIONS

1.       REINSTATEMENT

         Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the Ceding Company may be automatically reinstated with the Reinsurer as long as the policy is reinstated in accordance with the procedures and rules of the Ceding Company. Any policy originally reinsured with the Reinsurer on a facultative basis which has been in a lapsed status for more than ninety (90) days must be submitted with underwriting requirements and approved by the Reinsurer before it is reinstated. The Ceding Company will pay the Reinsurer its share of amounts collected or charged for the reinstatement of such policies.

2.       EXCHANGES OR CONVERSIONS

         An exchange or conversion is a new policy replacing a policy issued earlier by the Ceding Company or a change in an existing policy that is issued or made either:

         1.       Under the terms of the Original Policy, or

         2. Without the same new underwriting information the Ceding Company would obtain in the absence of the Original Policy, or

         3. Without a suicide exclusion period, or contestable period of equal duration, to those contained in new issues by the Ceding Company, or

         4. Without the payment of the same commissions in the first year, that the Ceding Company would have paid in the absence of the Original Policy.

         Exchanges or conversions will be reinsured under this Agreement only if the Original Policy was reinsured with the Reinsurer; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance on the Original Policy with the Reinsurer immediately prior to the exchange or conversion. Premiums will be as shown in Schedule IV.
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                   ARTICLE X - POLICY ALTERATIONS (CONTINUED)

Note: An original date policy reissue will not be treated as an exchange or conversion of the Original Policy. It will be treated as a new policy and the Original Policy will be treated as not taken. All premiums previously paid to the Reinsurer for the Original Policy will be refunded to the Ceding Company. All premiums will be due on the new policy from the original issue date.

Note: Re-entry, e.g. wholesale replacement and similar programs are not covered under this Article. If Re-entry is applicable to this Agreement, then it will be covered in Schedule IV.


            ARTICLE XI - POLICY ADMINISTRATION AND PREMIUM ACCOUNTING

1.       ACCOUNTING PERIOD AND PREMIUM DUE

         The Ceding Company will submit accounts to the Reinsurer, for reporting new business, alterations, terminations, renewals, claims, and premium due, as shown in Schedule I.

2.       ACCOUNTING ITEMS

         The accounts will contain a list of premiums due for the current accounting period, explain the reason for each premium payment, show premium subtotals adequate to use for premium accounting, including first year and renewal year premiums and allowances. The account information should provide the ability to evaluate retention limits, premium calculations and to establish reserves.

3.       REINSURANCE ADMINISTRATION REQUIREMENTS

         Reinsurance administration requirements are as shown in Schedule VI and
         Schedule VII.

4.       PAYMENT OF BALANCES

         The Ceding Company will pay any balance due the Reinsurer, at the same time as the account is rendered, but in all cases, by the accounting and premium due frequency as shown in Schedule I. The Reinsurer will pay any balance due the Ceding Company, at the same time as the account is confirmed, however, at the latest, within thirty (30) days after receipt of the statement of account. Should the Reinsurer be unable to confirm the account in its entirety, the confirmed portion of the balance will be paid immediately. As soon as the account has been fully confirmed, the difference will be paid immediately by the debtor. All balances not paid within thirty (30) days of the due date shown on the statement will be in default.

5.       BALANCES IN DEFAULT

         The Reinsurer will have the right to terminate the reinsurance for new business and all policies having reinsurance premiums in arrears, by giving ninety (90) days written notice of its intention to the Ceding Company. If all reinsurance premiums in arrears, including any that become in arrears during the ninety (90) day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date to which premiums have been paid for each policy. Reinsurance on policies on which reinsurance premiums subsequently fall due will automatically terminate as of the last date to which premiums have been paid for each policy, unless reinsurance premiums on those policies are paid on or before their due date pursuant to section 4 above.

         The first day of this ninety (90) day notice of termination, resulting from default as described in paragraph four of this Article, will be the day the notice is received in the mail by the Ceding Company, or if the mail is not used, the day it is delivered to the Ceding Company. If all balances in default are received within the ninety (90) day time period, the Agreement will remain in effect. The interest payable on balances in default is stipulated as shown in Schedule I.

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      ARTICLE XI - POLICY ADMINISTRATION AND PREMIUM ACCOUNTING (CONTINUED)

6.       FLUCTUATIONS IN EXCHANGE RATES

         If the premium due periods allowed for the payment of balances are exceeded by either party, the debtor will bear the currency risk, in the event of any subsequent alteration in the exchange rate, by more than [REDACTED] unless the debtor is not responsible for the delay in payment.

                              ARTICLE XII - CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured and any additional benefits which are defined in accordance with the underlying policy and are reinsured under this Agreement.

1.       NOTICE

         The Ceding Company will promptly notify the Reinsurer of all claims.

2.       PROOFS

         In every case of loss, copies of the proofs obtained by the Ceding Company will be taken by the Reinsurer as sufficient. Copies thereof, together with proof of the amount paid on such claim by the Ceding Company will be furnished to the Reinsurer when requesting its share of the claim.

3.       PAYMENT OF BENEFITS

         The Reinsurer will pay its share of all payable claims, however, if the amount reinsured with the Reinsurer is more than the amount retained by the Ceding Company and the claim is a contestable claim with a face amount of [REDACTED] or more under this Agreement, the Ceding Company must submit all papers in connection with such claim, including all underwriting and investigation papers, to the Reinsurer for its recommendation before admission of any liability on the part of the Ceding Company. The Reinsurer reserves the right to request any additional documentation it deems necessary, regardless of the dollar amount.

         If the amount of insurance changes because of a misstatement of rate classification, the Reinsurer's share of reinsurance liability will change proportionately.

         For claims under the Terminal Illness Benefit Rider, the reinsurance benefit is the Reinsurer's proportionate share of the terminal illness benefit payable (the death benefit less the Ceding Company's discount percentage and subject to the Ceding Company's cap on dollar amount or percentage of the total death benefit payable to the insured). Immediately following payment of any terminal illness benefit claim, the net amount at risk reinsured hereunder for the policy will be reduced proportionately with the reduction in the face amount of the policy.

4.       CONTESTED CLAIMS

         The Ceding Company will notify the Reinsurer of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, the Reinsurer will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of claim investigation fees paid to a third party, except as specified below.

         If the Reinsurer declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date, from the date it notifies the Ceding Company it declines to be a party.

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                        ARTICLE XII - CLAIMS (CONTINUED)

5.       CLAIMS EXPENSES

         In no event will the following categories of expenses or liabilities be reimbursed:

         a. Salaries of employees or other internal expenses of the Ceding Company or the original issuing companies;

         b. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

6.       EXTRA CONTRACTUAL OBLIGATIONS

         In no event shall the Reinsurer be liable for any proportion of the Ceding Company's liability consisting in any part of damages, including those exemplary or punitive in nature, nor for fines or statutory penalties awarded against the Ceding Company, policyholder, and/or any agents thereof as a result of any act, omission, or course of conduct committed by or for the Ceding Company, the policyholder and/or any agents thereof or for which the Ceding Company, the policyholder and/or any agents thereof shall otherwise be responsible, in connection with the handling of or pertaining to the policies.

         The Reinsurer shall likewise not be liable for any legal fees or expenses attendant to the defense of claims of the kind referred to in the paragraph above.

         As an exception to this exclusion, the Reinsurer shall indemnify the Ceding Company for its proportionate share of any such Extra Contractual Obligations and/or associated legal fees or expenses attendant to the defense thereof to the extent that the Reinsurer concurred, both in advance and in writing, with the Ceding Company's act, omission, or course of conduct in connection with the handling of or pertaining to the policies that resulted in the incurral of such Extra Contractual Obligations.

         Notwithstanding the limited exception set forth in the paragraph above, this Agreement shall not provide any indemnity with respect to any Extra Contractual Obligation incurred by the Ceding Company as a result of any fraudulent and/or criminal act or omission by any officer, director or employee of the Ceding Company who is acting individually, or collectively, or in collusion with any individual or corporation, or any other organization, or party which is involved in the presentation, or defense, or settlement of any claim covered hereunder.

                           ARTICLE XIII - ARBITRATION

1.       GENERAL

         The parties agree to act in all things with the highest good faith. However, if the parties cannot mutually resolve a dispute or claim, which arises out of, or in connection with this Agreement, including formation and validity, and whether arising during, or after the period of this Agreement, the dispute or claim will be referred to an arbitration tribunal (a group of three arbitrators), and settled through arbitration.

         The arbitrators will be individuals, other than from the contracting companies, including those who have retired, with more than ten (10) years insurance or reinsurance experience within the industry.

         The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter, and the parties, may reduce that decision to judgment.

2.       NOTICE

         To initiate arbitration, either party will notify the other party by certified mail of its desire to arbitrate, stating the nature of the dispute and the remedy sought. The party to which the notice is sent, will respond to the notification in writing, within ten (10) days of its receipt.

3.       PROCEDURE

         Each of the two parties will appoint one arbitrator, and these two arbitrators will select the third arbitrator. Upon the selection of the third arbitrator, the arbitration tribunal will be constituted, and the third arbitrator will act as chairman of the tribunal.

         If either party fails to appoint an arbitrator within sixty (60) days after the other party has given notice of appointing an arbitrator, then the arbitration association, as shown in Schedule I, will appoint an arbitrator for the party that has failed to do so.

         The party that has failed to appoint an arbitrator will be responsible for all expenses levied by the arbitration association, for such appointment. Should the two arbitrators be unable to agree on the choice of the third arbitrator, then the appointment of this arbitrator is left to the arbitration association. Such expense shall be borne equally by each party to this Agreement.

         The tribunal, may in its sole discretion make orders and directions as it considers to be necessary for the final determination of the matters in dispute. Such orders and directions may be necessary with regard to pleadings, discovery, inspection of documents, examination of witnesses and any other matters relating to the conduct of the arbitration. The tribunal, will have the widest discretion permissible under the law, and practice of the place of arbitration, when making such orders or directions.

4.       ARBITRATION COSTS

         All costs of the arbitration will be determined by the tribunal, which may take into account the law and practice of the place of arbitration, and in what manner arbitration costs will be paid, and by whom.

5.       PLACE OF ARBITRATION

         The place of arbitration is as shown in Schedule I.

6.       ARBITRATION SETTLEMENT

         The award of the tribunal, will be in writing, and binding upon the consenting parties.


                            ARTICLE XIV - INSOLVENCY

In the event of the insolvency of the Ceding Company, this reinsurance shall be payable directly to the Ceding Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Ceding Company without diminution because of the insolvency of the Ceding Company or because the liquidator, receiver, conservator or statutory successor of the Ceding Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Ceding Company shall give written notice to the reinsurers of the pendency of a claim against the Ceding Company indicating the policy or bond reinsurance which claim would involve a possible liability on the part of the reinsurers within a reasonable time after that claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of that claim the reinsurers may investigate that claim and interpose, at their own expense, in the proceeding where that claim is to be adjudicated any defense(s) they may deem available to the Ceding Company or its liquidator, receiver, conservator or statutory successor. This expense incurred by the reinsurers shall be chargeable, subject to approval of the court, against the Ceding Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the reinsurers.

1. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to that claim, the expense will be apportioned in accordance with the terms of the Agreement as though that expense had been incurred by the Ceding Company.

                      ARTICLE XIV - INSOLVENCY (CONTINUED)

2. This insolvency clause shall not preclude the Reinsurer from asserting any excuse or defense to payment of this reinsurance other than the excuses or defenses of the insolvency of the Ceding Company and the failure of the Ceding Company's liquidator, receiver, conservator or statutory successor to pay all or a portion of any claim.


                               ARTICLE XV - OFFSET

All amounts due or otherwise accrued to any of the parties hereto whether by reason of premiums, losses, expenses, or otherwise, under this Agreement will at all times be fully subject to the right of offset and only the net balance will be due and payable. To the extent permitted by applicable law, the right of offset will not be affected or diminished because of the insolvency of either party.


                         ARTICLE XVI - RIGHT TO INSPECT

Upon request the Ceding Company will furnish the Reinsurer with detailed information concerning the risks reinsured under this Agreement. In particular the Reinsurer will be entitled to request that:

1. Copies of the whole or part of any documents relating to the risks and their reinsurance be made available to the Reinsurer at its own expense;

2. During the Ceding Company's normal office hours these documents will be made available to a representative of the Reinsurer who will be named in advance; notification of such visits will normally be given two (2) weeks in advance and even in urgent cases at least forty-eight (48) hours in advance; and

3. The Reinsurer will have this right of inspection as long as one of the two parties to this Agreement is claiming from the other.


       ARTICLE XVII- UNINTENTIONAL ERRORS, MISUNDERSTANDINGS OR OMISSIONS

It is expressly understood and agreed that if failure to comply with any terms of this Agreement is hereby shown to be the result of an unintentional error, misunderstanding or omission, on the part of either the Ceding Company or the Reinsurer, both the Ceding Company and the Reinsurer, will be restored to the position they would have occupied, had no such error, misunderstanding or omission occurred, subject always to the correction of the error, misunderstanding or omission.


                     ARTICLE XVIII - CHOICE OF LAW AND FORUM

This Agreement, will in all respects be governed by, and construed in accordance with the law and exclusive jurisdiction of the courts, as shown in Schedule I.

            ARTICLE XIX - CONFIDENTIALITY AND SECURITY OF INFORMATION

The Reinsurer and the Ceding Company recognize that the business of reinsurance requires the transmission, use, and storage of "non-public personal information" (as the term is defined in the Gramm-Leach-Bliley Act and applicable regulations promulgated thereunder) (herein the "Information") about proposed, current, and former owners, insureds, applicants, and beneficiaries (collectively, "Customers"), and both parties are committed to conduct business in a manner that provides the required security for the Information.

In consideration of the promises contained in this Agreement and the business between the Reinsurer and the Ceding Company, the parties agree as follows:

1. The Reinsurer acknowledges that it has and/or will receive Information about Customers from the Ceding Company. The Reinsurer agrees that it may use the Information only for the purposes set forth in the reinsurance agreements by and between the parties. The Reinsurer and the Ceding Company agree to transmit Information only through reasonably secure transmission devices including, when appropriate, encrypted electronic transmission.

2. The Reinsurer agrees to treat Information as confidential and to maintain its confidentiality by, among other things, maintaining a reasonably secure system for handling the Information and exercising no less than that degree of care the Reinsurer exercises with respect to its own information of a similar nature that it does not wish to be disclosed to a third party. In that regard, and without limitation, the Reinsurer agrees to employ the following practices:

         A) The Reinsurer will advise employees who receive Information of the obligation of confidentiality under this Agreement (the Ceding Company agrees that communication by the Reinsurer to its employees of a general policy regarding confidentiality of customer information, including information about customers of ceding companies, is sufficient to satisfy this clause.); and

         B) Except as required by law, the Reinsurer will not disclose Information to third parties without the consent of the Ceding Company; however, the Ceding Company agrees that the Reinsurer may, in the normal course of its business, share Information with other insurance and reinsurance companies ("Retrocessionaires") to the extent necessary to retrocede risk to the Retrocessionaires, so long as the Retrocessionaires have agreed to maintain the confidentiality of the Information on terms substantially similar to this Agreement.

3. In the event the Reinsurer is required by court order or other legislative, judicial, or administrative process to disclose Information, the Reinsurer agrees to provide the Ceding Company with prompt notice of the order or process so the Ceding Company has an opportunity to obtain a protective order or other relief.

4. The terms of this article shall survive in the event that the Ceding Company or its successors, and the Reinsurer, or its successors, cease their business relationship.


                            ARTICLE XX - SEVERABILITY

If any provision of this Agreement shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Agreement or the enforceability of such provision in any other jurisdiction.


                        ARTICLE XXI - REINSURANCE CREDIT

It is the intention of both the Reinsurer and the Ceding Company that the Ceding Company qualifies for reinsurance credit in the state of Michigan for reinsurance ceded hereunder. Without limiting the generality of the immediately preceding sentence, the Reinsurer shall, in conformity with all applicable laws and regulations governing the Reinsurer, take any and all commercially reasonable steps within its control so that the Ceding Company may take full credit in its Standard Accounting Practices financial statements for the business ceded under this Agreement.

                   ARTICLE XXII - ALTERATIONS TO THE AGREEMENT

This Agreement constitutes the entire Agreement between the parties, with respect to the business being reinsured hereunder, and there are no understandings between the parties other than as expressed in this Agreement. Any alterations to the provisions of this Agreement will be made by amendment, addenda or by correspondence attached to the Agreement embodying such alterations as may be agreed upon and signed by both parties. These documents will be regarded as part of this Agreement and will be equally binding.



===============================================================================================================================

                                          ARTICLE XXIII - EXECUTION OF THE AGREEMENT


         IN WITNESS OF THE ABOVE,

                                           JACKSON NATIONAL LIFE INSURANCE COMPANY

                                                              OF

                                                    LANSING, MICHIGAN, USA

                                                             AND

                                                   RGA REINSURANCE COMPANY

                                                              OF

                                                   ST. LOUIS, MISSOURI, USA

         HAVE BY THEIR RESPECTIVE OFFICERS EXECUTED AND DELIVERED THIS AGREEMENT
IN DUPLICATE ON THE DATES INDICATED BELOW:

         JACKSON NATIONAL LIFE INSURANCE COMPANY

         BY:      /s/ Lisa C. Drake                  BY:      /s/ Patrick W. Garcy
                  --------------------------                 ----------------------------

         TITLE:   SVP & Chief Actuary                TITLE:  AVP & Associate Gen. Counsel
                  ---------------------------                ----------------------------

         DATE:    3/18/05                            DATE:   3/18/05
                  ---------------------------                ----------------------------



         RGA REINSURANCE COMPANY

         BY:      /s/ Donald Burk
                  ---------------------------

         TITLE:   VICE PRESIDENT

         DATE:    3-14-05
                  ---------------------------



                     SCHEDULE I - REINSURANCE SPECIFICATIONS

-------------------------------------------------------------------------------------------------------------------------------
COMMENCEMENT, TERMINATION AND CONTINUANCE OF REINSURANCE, ARTICLE II:
-------------------------------------------------------------------------------------------------------------------------------

         1.       EFFECTIVE DATE:

                  This  Agreement   applies  to  policies  with   applications
                  received by the Ceding Company on and after March 8, 2004.

         2.       POLICY TERMINATION: REFUNDS:

                  The Reinsurer will refund any unearned reinsurance premiums.
                  However, policy fees, if any, will be deemed earned for a policy year if the policy is reinsured during any portion of that policy year.

-------------------------------------------------------------------------------------------------------------------------------
SCOPE, ARTICLE III:
-------------------------------------------------------------------------------------------------------------------------------

         1.       CURRENCY:                     United States Dollars ("US$")

         2.       BASIS OF REINSURANCE:         Yearly Renewable Term

         3.       TAXES:

                  DAC TAX REGULATIONS

                  The Ceding Company and the Reinsurer hereby agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax
                  Regulations issued December 29, 1992, under Section 848 of the
                  Internal Revenue Code of 1986, as amended.

                  1.       The term "party" will refer to either the Ceding
                           Company or the Reinsurer as appropriate.

                  2. The terms used in this Article are defined by reference to Treasury Regulation Section 1.848-2 in effect as of December 29, 1992. The term "net consideration" will refer to net consideration as defined in Treasury Regulation Section 1.848-2(f).

                  3. The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of IRS Section 848(c)(1).

                  4. The Ceding Company and the Reinsurer agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency. The Ceding Company and the Reinsurer also agree to exchange information which may be otherwise required by the IRS.

                  5. The Ceding Company will submit a schedule to the Reinsurer by June 1 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year.

                  6. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding
                           Company. If the Reinsurer does not so notify the Ceding Company, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

                  7. If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount. If the Ceding Company and the Reinsurer reach agreement on an amount of net consideration, each party will report such amount in their respective tax returns for the previous calendar year.




               SCHEDULE I - REINSURANCE SPECIFICATIONS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
SCOPE, ARTICLE III (CONTINUED):
-------------------------------------------------------------------------------------------------------------------------------

         3.       TAXES (CONTINUED):

                  PREMIUM TAX:                             Premium tax will not be reimbursed.


-------------------------------------------------------------------------------------------------------------------------------
COVERAGE, ARTICLE IV:
-------------------------------------------------------------------------------------------------------------------------------

                  RESIDENCE:                               United States, Canada, Puerto Rico, Guam or Mexico


-------------------------------------------------------------------------------------------------------------------------------
RETENTION AND RECAPTURE, ARTICLE VI:
-------------------------------------------------------------------------------------------------------------------------------

                  MINIMUM RECAPTURE PERIOD:                Available  after twenty (20) years  provided the  corporate  maximum dollar  amount  retention  was held at issue.  Recapture  is not available  due to any change in the  financial  condition of the
                                                           Reinsurer.


-------------------------------------------------------------------------------------------------------------------------------
RESERVES, ARTICLE VIII:
-------------------------------------------------------------------------------------------------------------------------------

         The Ceding Company agrees to post on its books any deficiency reserves on the coverage reinsured under this Agreement.


-------------------------------------------------------------------------------------------------------------------------------
POLICY ADMINISTRATION AND PREMIUM ACCOUNTING, ARTICLE XI:
-------------------------------------------------------------------------------------------------------------------------------

         1.       ACCOUNTING PERIOD:                       Monthly

                  PREMIUM DUE:                             Annually in advance

         2.       REINSURANCE ADMINISTRATION:              Self administration (Client administers)

         3.       BALANCES IN DEFAULT:

                  The Reinsurer reserves the right to charge interest at the prime rate plus [REDACTED] as stated in the Wall Street
                  Journal on the 1st business day in January prior to the due date of the premium when:

                  a. Renewal premiums are not paid within sixty (60) days of the due date.

                  b. Premiums for new business are not paid within one hundred twenty (120) days of the date the policy is issued.


               SCHEDULE I - REINSURANCE SPECIFICATIONS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
ARBITRATION, ARTICLE XIII:
-------------------------------------------------------------------------------------------------------------------------------

         1. ARBITRATION ASSOCIATION:                       American Arbitration Association

         2. PLACE OF ARBITRATION:                          St. Louis, Missouri, USA


-------------------------------------------------------------------------------------------------------------------------------
CHOICE OF LAW AND FORUM, ARTICLE XVIII:
-------------------------------------------------------------------------------------------------------------------------------

         1. CHOICE OF LAW AND FORUM:                       Missouri, USA






                             SCHEDULE II - RETENTION

                         DOMESTIC AND CANADIAN BUSINESS

      The Ceding Company will retain up to the maximum limits stated below:

       ISSUE AGES             STANDARD - TABLE 2           TABLE 3 - 8               TABLE 9 - UP
       ----------             ------------------           -----------               ------------

         0 - 65                  [REDACTED]                 [REDACTED]                [REDACTED]
         66 - 75                 [REDACTED]                 [REDACTED]                [REDACTED]
         76 - Up                 [REDACTED]                 [REDACTED]                [REDACTED]


                                MEXICAN BUSINESS

      The Ceding Company will retain up to the maximum limits stated below:

       ISSUE AGES             STANDARD - TABLE 2           TABLE 3 - 8               TABLE 9 - UP
       ----------             ------------------           -----------               ------------

         0 - 65                  [REDACTED]                 [REDACTED]                [REDACTED]
         66 - 75                 [REDACTED]                 [REDACTED]                [REDACTED]
         76 - Up                 [REDACTED]                 [REDACTED]                [REDACTED]





                         SCHEDULE III - BUSINESS COVERED

                             EFFECTIVE MARCH 8, 2004

-------------------------------------------------------------------------------------------------------------------------------
PLAN(S)
-------------------------------------------------------------------------------------------------------------------------------


                       Perspective Investor Universal Life


-------------------------------------------------------------------------------------------------------------------------------
RIDER(S)
-------------------------------------------------------------------------------------------------------------------------------


                         Scheduled Term Insurance Rider
                               Other Insured Rider
                         Terminal Illness Benefit Rider





                       SCHEDULE IV - REINSURANCE PREMIUMS

                             EFFECTIVE MARCH 8, 2004

-------------------------------------------------------------------------------------------------------------------------------
LIFE:
-------------------------------------------------------------------------------------------------------------------------------


         Business covered, as shown in Schedule III will be reinsured on the Yearly Renewable Term basis with the Reinsurer participating only in mortality risks (not cash values, loans, dividends or other features specific to permanent policies). The mortality risk shall be the net amount at risk on that portion of the policy which is reinsured with the Reinsurer.

         The life reinsurance premium rates contained in this Agreement are guaranteed for one (1) year, and the Reinsurer anticipates continuing to accept premiums on the basis of these rates indefinitely. If the Reinsurer deems it necessary to increase rates, such increased rates cannot be higher than the valuation net premiums for annually renewable term insurance calculated using the minimum statutory mortality rates and maximum statutory interest rate for each year of issue.

         Reinsurance premiums will be determined according to the amount reinsured with the Reinsurer per insured life as follows. The life reinsurance premium will be calculated in the case of life risks, by multiplying the appropriate monthly life premium rate, from the attached Rate Schedule labeled below, for the age of the insured, at the beginning of the policy year, by the amount at risk reinsured for that policy year multiplied by twelve (12) and then, multiplied by the applicable pay percentage as shown below. The same procedure will apply for single premium policies and for paid up policies.


                                              RATE SCHEDULE
                     PLAN(S)                                       UNDERWRITING CLASS           YEAR 1           YEARS 2+
                     -------                                       ------------------           ------           --------

          Perspective Investor Universal           S-1         Preferred Plus Non-Tobacco      [REDACTED]       [REDACTED]
                       Life
                                                                  Preferred Non-Tobacco        [REDACTED]       [REDACTED]
                                                                  Standard Non-Tobacco         [REDACTED]       [REDACTED]
                                                                    Preferred Tobacco          [REDACTED]       [REDACTED]
                                                                    Standard Tobacco           [REDACTED]       [REDACTED]


         Reinsurance premiums will be on an age nearest birthday basis.

         All policy fees will be retained by the Ceding Company.


-------------------------------------------------------------------------------------------------------------------------------
SUBSTANDARD PREMIUMS:
-------------------------------------------------------------------------------------------------------------------------------

         SUBSTANDARD TABLE EXTRA

         Premiums will be increased by any substandard premium charged the insured on the net amount at risk reinsured. For substandard table ratings, premiums will be increased by the following percent per table:

                                   [REDACTED]



                 SCHEDULE IV - REINSURANCE PREMIUMS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
SUBSTANDARD PREMIUMS   (CONTINUED):
-------------------------------------------------------------------------------------------------------------------------------

         FLAT EXTRA PREMIUMS

         The premium will be increased by any Flat Extra Premium charged the insured on the face amount initially reinsured. The Reinsurer shall pay expense allowances to the Ceding Company equal to a percentage, as shown below, of the reinsurance premium for Flat Extra Premiums.

                                                      ALLOWANCE
                                                      PERCENTAGE

                 FIRST YEAR PERMANENT PAYABLE 6    FIRST YEAR TEMPORARY PAYABLE
                          YEARS OR MORE:                   1 - 5 YEARS:                RENEWAL:

                            [REDACTED]                     [REDACTED]                 [REDACTED]


-------------------------------------------------------------------------------------------------------------------------------
SUPPLEMENTAL BENEFITS:
-------------------------------------------------------------------------------------------------------------------------------

         RIDER(S)

         The reinsurance premium to be paid to the Reinsurer for reinsurance of the following rider(s) will be based on the appropriate monthly rate as shown below, multiplied by twelve (12), and then multiplied by the following pay percentages.

                                                                                                     PAY PERCENTAGE
                                             RATE SCHEDULE
                    RIDER(S)                                       UNDERWRITING CLASS           YEAR 1           YEARS 2+
                    --------                                       ------------------           ------           --------

         Scheduled Term Insurance Rider        [REDACTED]      Preferred Plus Non-Tobacco   [REDACTED]       [REDACTED]
                                                                  Preferred Non-Tobacco     [REDACTED]       [REDACTED]
                                                                  Standard Non-Tobacco      [REDACTED]       [REDACTED]
                                                                    Preferred Tobacco       [REDACTED]       [REDACTED]
                                                                    Standard Tobacco        [REDACTED]       [REDACTED]
               Other Insured Rider             [REDACTED]      Preferred Plus Non-Tobacco   [REDACTED]       [REDACTED]
                                                                  Preferred Non-Tobacco     [REDACTED]       [REDACTED]
                                                                  Standard Non-Tobacco      [REDACTED]       [REDACTED]
                                                                    Preferred Tobacco       [REDACTED]       [REDACTED]
                                                                    Standard Tobacco        [REDACTED]       [REDACTED]

         TERMINAL ILLNESS BENEFIT RIDER:

                  There are no premiums for this benefit. Please see Schedule IX for further details on this benefit.




                 SCHEDULE IV - REINSURANCE PREMIUMS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------
RE-ENTRY'S:
-------------------------------------------------------------------------------------------------------------------------------

         Re-entry's are not covered under this Agreement.


-------------------------------------------------------------------------------------------------------------------------------
CONVERSIONS OR EXCHANGES:
-------------------------------------------------------------------------------------------------------------------------------

         Conversions or exchanges are not covered under this Agreement.


-------------------------------------------------------------------------------------------------------------------------------
EXPERIENCE REFUND OR PROFIT COMMISSION:
-------------------------------------------------------------------------------------------------------------------------------

         Experience Refund or Profit Commissions are not covered under this Agreement.







                 SCHEDULE IV - REINSURANCE PREMIUMS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------

                                                      RATE SCHEDULE S-1

-------------------------------------------------------------------------------------------------------------------------------



















































                 SCHEDULE IV - REINSURANCE PREMIUMS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------

                                                      RATE SCHEDULE S-2

-------------------------------------------------------------------------------------------------------------------------------

















                 SCHEDULE IV - REINSURANCE PREMIUMS (CONTINUED)

-------------------------------------------------------------------------------------------------------------------------------

                                                      RATE SCHEDULE S-3

-------------------------------------------------------------------------------------------------------------------------------






                               SCHEDULE V - LIMITS

-------------------------------------------------------------------------------------------------------------------------------
REINSURER'S SHARE:
-------------------------------------------------------------------------------------------------------------------------------

The Reinsurer's share will be [REDACTED] of the excess over the Ceding Company's retention specified in Schedule II.

-------------------------------------------------------------------------------------------------------------------------------
ISSUE AGE LIMITS:
-------------------------------------------------------------------------------------------------------------------------------

                                     0 - 90

-------------------------------------------------------------------------------------------------------------------------------
MINIMUM REINSURANCE AMOUNT:
-------------------------------------------------------------------------------------------------------------------------------

                                   [REDACTED]


-------------------------------------------------------------------------------------------------------------------------------
POOL BINDING LIMITS (EXCLUDING THE CEDING COMPANY'S RETENTION):
-------------------------------------------------------------------------------------------------------------------------------


                         DOMESTIC AND CANADIAN BUSINESS

                      MAXIMUM AUTOMATIC POOL BINDING LIMIT:

       ISSUE AGES             STANDARD - TABLE 2           TABLE 3 - 8               TABLE 9 - UP
       ----------             ------------------           -----------               ------------

         0 - 65                   [REDACTED]                [REDACTED]                [REDACTED]
         66 - 75                  [REDACTED]                [REDACTED]                [REDACTED]
         76 - Up                  [REDACTED]                [REDACTED]                [REDACTED]


                                MEXICAN BUSINESS

                      MAXIMUM AUTOMATIC POOL BINDING LIMIT:

       ISSUE AGES             STANDARD - TABLE 2           TABLE 3 - 8               TABLE 9 - UP
       ----------             ------------------           -----------               ------------

         0 - 65                   [REDACTED]                [REDACTED]                [REDACTED]
         66 - 75                  [REDACTED]                [REDACTED]                [REDACTED]
         76 - Up                  [REDACTED]                [REDACTED]                [REDACTED]




-------------------------------------------------------------------------------------------------------------------------------
JUMBO LIMIT:
-------------------------------------------------------------------------------------------------------------------------------

                                   [REDACTED]





                  SCHEDULE VI - SAMPLE STATEMENT SPECIFICATIONS

The following information should appear on each statement and inforce listing:

o        Name of the insured(s)

o        Date of birth of the insured(s)

o        The issue age of each insured(s)

o        The sex of the insured(s)

o        The insured(s) country of residence

o        Underwriting classification (i.e. preferred, standard, etc.)

o        Smoking class (i.e. smoker, nonsmoker, etc.)

o        Indication if business is Facultative or Automatic

o        Indication if business is Risk Premium or Coinsurance

o        Policy number(s)

o        Plan code(s) / kind code(s): cession series

o        Original face amount of the policy(s)

o        Amount(s) ceded to the Reinsurer

o        Amount of premium being paid; separated for supplementary benefits.

o        The amount of any reinsurance premium allowances

o        Any extra premiums concerned. Example: [REDACTED]

o        Effective date and duration of any policy(s) change, reissue, or termination




                      SCHEDULE VII - SAMPLE POLICY EXHIBIT


               POLICY SUMMARY                         NUMBER OF POLICIES           REINSURANCE
               CLASSIFICATION                                                        AMOUNT
                                                        [REDACTED]                 [REDACTED]
               Inforce as of last report


               New issues                                        [REDACTED]        [REDACTED]
               Reinstatements                                                      [REDACTED]
               Increases                                                           [REDACTED]
               Decreases - still inforce                         [REDACTED]        [REDACTED]
               Rollover - in                                                       [REDACTED]

               DEDUCT BY:                                        [REDACTED]
               ----------
                        Death                                    [REDACTED]        [REDACTED]
                        Surrender                                [REDACTED]        [REDACTED]
                        Lapse                                                      [REDACTED]
                        Conversion - out                                           [REDACTED]
                        Decreases - termination                                    [REDACTED]
                        Inactive - pending                                         [REDACTED]
                        Not taken                                                  [REDACTED]


               Inforce as of current report                      [REDACTED]        [REDACTED]


                           SCHEDULE VIII - DEFINITIONS

ASSUME - To accept or take over a risk, the converse of cede.

AUTOMATIC REINSURANCE - A reinsurance agreement under which the Reinsurer is obligated to accept or assume risks that meet certain specific criteria based on the Ceding Company's underwriting.

BINDING LIMIT - The amount of risk over the Ceding Company's retention, which can be ceded automatically if all automatic conditions are met.

CASH VALUE - The amount of money that the policy owner will receive as a refund if the policy owner cancels the coverage and returns the policy to the company.

CEDE - To transfer an insurance risk from the company originally issuing the policy to another insurance company known as the Reinsurer.

CEDING COMPANY - A ceding insurer is an insurer that underwrites and issues an original, principal policy to an insured and contractually transfers (cedes) a portion of the risk to the Reinsurer. A ceding Reinsurer is a Reinsurer which transfers (cedes) a portion of the underlying reinsurance to a retrocessionaire.

CONDITIONAL RECEIPT - A provision included in some life insurance policies providing coverage from the date of the application to the date at which the policy is either issued or declined.

EXCESS REINSURANCE - A form of reinsurance under which recoveries are available when a given loss exceeds the Ceding Company's retention (excess of loss reinsurance) defined in this Agreement.

EXPERIENCE REFUND OR PROFIT COMMISSION - A provision found in some reinsurance agreements which provides for profit sharing. Parties agree to a formula for calculating profit, an allowance for the Reinsurer's expenses, and the Ceding Company's share of such profit after expenses.

EXTRA CONTRACTUAL OBLIGATIONS (ECO) - A generic term that, when used in a reinsurance agreement, refers to damages awarded by a court against an insurer which are outside the provisions of the insurance policy, due to the insurer's bad faith, fraud or gross negligence in the handling of a claim.

FACULTATIVE - Reinsurance under which the Ceding Company has the option (faculty) of submitting and the Reinsurer has the option of accepting or declining individual risks. This Agreement merely reflects how individual facultative reinsurance will be handled.

FLAT EXTRA PREMIUM - A method for rating substandard risks used when the extra risk is considered to be constant. The underwriter assesses a specific extra premium for each [REDACTED] of insurance. Flat extra ratings usually apply to applicants in hazardous occupations or avocations, aviation, or with certain physical impairments of a temporary nature.

INDEXING - The adjustment of the Ceding Company's retention and the reinsurance limit by a measure of inflation such as the consumer price index.

JUMBO LIMIT - The limit placed on an amount of coverage that may be inforce, or applied for in all companies, on an individual life for automatic reinsurance purposes. If such insurance exceeds the limit, the Ceding Company must submit the risk to the Reinsurer for facultative review.

MINIMUM REINSURANCE AMOUNT - The smallest cession that the Reinsurer will accept automatically. The minimum size is set to avoid the expenses associated with small cessions.

ORIGINAL POLICY(S) - Insurance contracts between the original company and the insured(s).



                     SCHEDULE VIII - DEFINITIONS (CONTINUED)

POLICY RESERVE - A liability account that identifies the amount of assets that, together with the future premiums to be received from inforce policies, is expected to be sufficient to pay future claims on those inforce policies. Also called a legal reserve or a statutory reserve.

POOL - A method of allocating reinsurance among several reinsurers. Using this method, each reinsurer receives a specified percentage of each risk ceded into the pool. A reinsurance pool is a multi-reinsurer agreement under which each reinsurer in the group or pool assumes a specified portion of each risk ceded to the pool.

PREMIUM - (Written/Unearned/Earned) - Written premium is premium registered on the books of an insurer or Reinsurer at the time a policy is issued and paid. Premium for a future exposure period is said to be unearned premium. For an individual policy, written premium minus unearned premium equals earned premium. Earned premium is income for the accounting period while unearned premium will be income in a future accounting period.

PUNITIVE DAMAGES - A term that, when used in reinsurance agreements, refers to damages awarded by a court against an insured or against an insurer in addition to compensatory damages. Punitive damages are intended to punish the insured or the insurer for willful and careless misconduct and to serve as a deterrent. When the award is against an insurer, it is usually related to the conduct of the insurer in the handling of a claim.

RATE - The premium rate is the amount of premium charged per exposure unit, e.g. per [REDACTED].

RECAPTURE - The process by which the Ceding Company recovers the liabilities transferred to the Reinsurer.

REINSURER - A company which contractually assumes all or part of the Ceding Company's risk.

RETENTION - The dollar amount or percentage of each loss retained by the Ceding Company under this reinsurance agreement. The Ceding Company's retention is not reinsured in any way.

RISK - Insurance on an individual life.

RISK PREMIUM REINSURANCE - Another name for Yearly Renewable Term (YRT) reinsurance. A form of reinsurance under which the risks, but not the permanent plan reserves, are transferred to the Reinsurer for a premium that varies each year with the amount at risk and the ages of the insureds. Under the YRT method, the Ceding Company will transfer to the Reinsurer the mortality risk on either a net amount at risk basis or on an approximation of the net amount at risk basis.

SELF-ADMINISTRATION - A reinsurance arrangement where the Ceding Company provides the Reinsurer with periodic reports for reinsurance ceded giving premium, inforce, reserve, and any other information required by the Reinsurer for its financial reports. Self-administration is also known as bulk or bordereaux.

STANDARD GUIDELINES - The underwriting guidelines intended to be applied to all applications for insurances of the type(s) reinsured under this Agreement.

SUBSTANDARD RISKS - Those insureds that, under the terms of the Ceding Company's Standard Guidelines, do not meet the criteria for issuance at standard premium rates.

SUBSTANDARD TABLE EXTRA - Substandard table extra ratings usually apply to physically impaired lives. The rates will be increased by a factor as shown in
Schedule IV for each table of additional mortality.

SUM AT RISK OR NET AMOUNT AT RISK - The excess of the death benefit of a policy over the Statutory Reserve of a policy.

TERMINATION - The formal ending of a reinsurance agreement by its natural expiry, cancellation or commutation by both parties. Terminations can be either on a cutoff or runoff basis. Under cutoff provisions, the parties' obligations are fixed as of the agreed cutoff date. Otherwise, obligations incurred while the agreement was inforce are run off to their natural extinction.

YEARLY RENEWABLE TERM - Another name for Risk Premium Reinsurance.


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                  SCHEDULE IX - TERMINAL ILLNESS BENEFIT RIDER

The Reinsurer will participate in the terminal illness benefit rider and there will be no charge for this benefit.

If a policy owner diagnosed to be terminal within twelve (12) months requests a benefit that is less than [REDACTED] of the policy face amount, the policy will continue to be reinsured for the full ceded face amount until the insured's death, at which time a claim for the full ceded face amount will be submitted to the reinsurers. If the benefit requested is [REDACTED] of the policy face amount, a claim will be made to the reinsurers for the benefit paid and the amount recovered from the reinsurers will include a discount similar to the discount under the rider.